UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 31, 2024
Date of Report (date of earliest event reported)

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-2299		34-0117420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Applied Plaza	Cleveland	Ohio	44115
(Address of Principal Executive Offices)			(Zip Code)
(216) 426-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 7.01     REGULATION FD DISCLOSURE

Effective at 11:59 p.m. on December 31, 2024 (the “Effective Time”), Applied Industrial Technologies, Inc., an Ohio corporation (“Applied”) completed its previously announced acquisition of all of the issued and outstanding membership interests of Hydradyne, LLC, a Georgia limited liability company (“Hydradyne”).

The consideration after contractual closing adjustments was approximately $273 million, subject to further customary post-closing adjustments in respect of cash, indebtedness, transaction expenses and working capital. The total consideration paid by Applied was funded with cash on hand.

The acquisition was completed pursuant to the terms of the Securities Purchase Agreement (the “Purchase Agreement”) by and among Applied, LOR, Inc., a Georgia corporation, and Hydradyne. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of the Purchase Agreement, which was filed as Exhibit 10.1 to Applied’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2024.

On January 2, 2025, Applied issued a press release relating to the acquisition of Hydradyne. The press release is furnished as Exhibit 99.1 to this Form 8-K.

The information and exhibit provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section 18, and shall not be deemed to be incorporated by reference into any filing of Applied under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward Looking Statements

This Form 8-K contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as “expect,” “will,” “guidance,” “assume,” “optimistic,” “believe,” and derivative or similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends and events in the industrial sector of the economy (such as the inflationary environment and supply chain strains), results of operations and financial condition; our ability to identify and complete acquisitions, integrate them effectively, and realize their anticipated benefits; the variability, timing and nature of new business opportunities including acquisitions, alliances, customer relationships, and supplier authorizations; the incurrence of debt and contingent liabilities in connection with acquisitions; our ability to access capital markets as needed on reasonable terms; and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results and outcomes may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Jon S. Ploetz
Jon S. Ploetz, Vice President-General Counsel & Secretary
Date: January 2, 2025